Exhibit 99.1

       Scholastic Announces Fiscal 2006 Second Quarter Results

    NEW YORK--(BUSINESS WIRE)--Dec. 16, 2005--Scholastic Corporation (NASDAQ:SCHL) today announced its fiscal 2006 second quarter results.

    For the quarter ended November 30, 2005, the Company reported revenues of $696.7 million, up 2% from $683.3 million in the prior year period. Net income was $66.9 million, down 8% from $72.5 million, and earnings per diluted share were $1.59 versus $1.80 a year ago.

    Higher revenue in the second quarter was driven by growth in the Educational Publishing and Media, Licensing and Advertising segments, as well as favorable foreign exchange effects. Lower profits in the quarter reflected a decline in International results and modestly lower profits in Children's Book Publishing and Distribution, partly offset by lower overhead costs.

    Free cash flow in the second quarter was $286.2 million compared to $70.7 million in the prior year period, driven by strong cash receipts and working capital management. For the first half of the year, free cash flow was $107.9 million, compared to cash use of $37.5 million in the same period last year. These improvements were principally due to the impact of this year's higher Harry Potter sales.

    "The impact of hurricanes on the Company, challenges in School Book Clubs and Continuities, and investments to restructure our business in the United Kingdom were all factors contributing to lower profits in the second quarter," commented Richard Robinson, Chairman, CEO and President of Scholastic. "Our business also showed many strengths, especially in School Book Fairs, Trade and educational technology sales. Significant free cash flow in the quarter also strengthened our balance sheet."

    Mr. Robinson added, "Responding to the challenges we faced in the second quarter, Scholastic's management team is now implementing plans to improve performance in the second half of the year, particularly in the important fourth quarter. We are accelerating the U.K. turn-around efforts, streamlining Club promotions, booking new fairs, introducing new Continuity programs, trimming marketing costs and reducing overhead. Notwithstanding the challenges, we believe we will attain our financial goals for the year, based on these actions and strong first quarter performance. We expect to achieve revenues for the year of $2.3 to $2.4 billion, free cash flow of $85 to $95 million and earnings at the bottom end of the previously announced range of $2.30 to $2.50 per diluted share."

    Second Quarter Results

    Children's Book Publishing and Distribution. Segment revenues in the second quarter of fiscal 2006 were $424.2 million, down slightly from $425.0 million in the prior year period. Trade revenue rose 11%, driven by strong sales of Harry Potter backlist titles. School Book Fair revenue rose 7% on higher revenue per fair. School Book Club revenue was down 3% from fewer orders, partially offset by higher revenue per order. Continuities revenue decreased 19%, as a result of the Company's continued strategy of focusing on its most productive customers. Profit in the segment declined 3% to $88.6 million from $90.9 million, reflecting the negative impact across the Company of hurricane-related school disruptions and higher fuel prices, as well as lower revenue and profit in the Clubs and Continuities businesses.

    Educational Publishing. Segment revenue rose 5% to $99.2 million compared to $94.5 million in the prior year period, driven by a more than 25% increase in revenues from educational technology sales, partially offset by a decline in classroom magazine revenue from last year's election-related increases. Profit in the segment rose slightly to $21.6 million from $21.5 million a year ago, with higher technology sales more than offsetting lower library and classroom magazine results.

    International. Revenue in the segment rose 4% to $121.4 million from $116.2 million in the prior year period, primarily reflecting foreign exchange benefits of $4.2 million. Profit in the segment declined $6.4 million to $12.8 million from $19.2 million, due in part to lower results in the United Kingdom.

    Media, Licensing and Advertising. Revenue in the segment was up 9% to $51.9 million from $47.6 million in the prior year period, primarily due to growth in Back to Basics Toys(R). Sales of Scholastic-produced titles such as I Spy(TM) and Math Missions(TM) for Leapfrog's Leapster and Where the Wild Things Are for Fisher-Price's Read with Me DVD learning products were also strong. Profit in the quarter fell slightly to $7.7 million from $8.5 million in the prior period.

    Other Financial Results. Overhead decreased 15% to $15.4 million from $18.2 million, reflecting lower salary-related expenses and expenses related to Sarbanes-Oxley compliance. The Company's estimated effective tax rate in the second quarter rose to 37.0% from 35.5% in the prior year, primarily due to higher effective tax rates on foreign earnings and a higher state tax provision.

    First Half Results

    Net income for the first half of fiscal 2006 was $45.7 million or $1.10 per diluted share, up from $22.0 million or $0.55 per diluted share in the first half of fiscal 2005, which included $3.6 million or $0.06 per diluted share in severance charges related to a reorganization of the Continuities business. Revenues in the period rose 19% to $1,195.1 million from $1,007.0 million in the first half of fiscal 2005. The year over year difference in revenue and profitability primarily reflects higher Harry Potter revenues and educational technology sales, partially offset by declines in Clubs and International results.

    Conference Call

    The Company will hold a conference call to discuss its results at 8:00 am ET today, December 16, 2005. Scholastic's Chairman, President and CEO, Richard Robinson, and Executive Vice President and CFO, Mary Winston, will moderate the call.

    The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic's website, scholastic.com. Participation by telephone will be available by dialing 888-338-6461 from within the U.S. or +1-973-935-8510 internationally.

    Following the call, an audio replay of the call will be available from approximately 10:00 am ET, December 16, 2005 through December 23, 2005 by dialing 877-519-4471 and entering participant code 6737108. Slides from the conference call will also be posted in the Investor Relations section of scholastic.com.

    Investor Conference

    The Company is currently scheduled to make a presentation to investors at the Citigroup Salomon Smith Barney Entertainment, Media and Telecom Conference on January 10, 2006 in Phoenix, Arizona. Mary Winston, the Company's CFO, is expected to speak. Further details, including information about a webcast, will be posted in the Investor Relations section of scholastic.com when available.

    About Scholastic

    Scholastic Corporation (NASDAQ:SCHL) is the world's largest publisher and distributor of children's books and a leader in educational technology. Scholastic creates quality educational and entertaining materials and products for use in school and at home, including children's books, magazines, technology-based products, teacher materials, television programming, film, videos and toys. The Company distributes its products and services through a variety of channels, including proprietary school-based book clubs, school-based book fairs, and school-based and direct-to-home continuity programs; retail stores, schools, libraries and television networks; and the Company's Internet site, scholastic.com.

    Forward-Looking Statements

    This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.


                        SCHOLASTIC CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
              (Amounts in millions except per share data)

                             -----------------------------------------
                                        THREE MONTHS ENDED
                             -----------------------------------------
                                                         Favorable/
                              11/30/05   11/30/04      (Unfavorable)
                             ---------------------  ------------------
                                       Restated (1)

Revenues                        $696.7     $683.3      $13.4       2%

Operating costs and
 expenses:
  Cost of goods sold             298.3      301.1        2.8       1%
  Selling, general and
   administrative expenses       251.2      225.6      (25.6)    (11%)
  Selling, general and
   administrative expenses
   - Continuity charges (2)          -          -          -       -
  Bad debt expense                15.1       19.6        4.5      23%
  Depreciation and
   amortization                   16.8       15.1       (1.7)    (11%)
                             ---------------------  ---------
Total operating costs and
 expenses                        581.4      561.4      (20.0)     (4%)

Operating income                 115.3      121.9       (6.6)     (5%)

Interest expense, net              9.1        9.5        0.4       4%
                             ---------------------  ---------
Earnings before income taxes     106.2      112.4       (6.2)     (6%)

Tax provision                     39.3       39.9        0.6       2%
                             ---------------------  ---------
Net income                       $66.9      $72.5      ($5.6)     (8%)
                             =====================  =========

Weighted average shares
  outstanding:
  Basic                           41.3       39.7        1.6       4%
  Diluted                         42.0       40.4        1.6       4%

Net income per share:
  Basic                          $1.62      $1.83     ($0.21)    (11%)
  Diluted                        $1.59      $1.80     ($0.21)    (12%)


                             -----------------------------------------
                                         SIX MONTHS ENDED
                             -----------------------------------------
                                                         Favorable/
                              11/30/05   11/30/04      (Unfavorable)
                             ---------------------  ------------------
                                       Restated (1)

Revenues                      $1,195.1   $1,007.0     $188.1      19%

Operating costs and
 expenses:
  Cost of goods sold             591.3      477.5     (113.8)    (24%)
  Selling, general and
   administrative expenses       453.6      406.8      (46.8)    (12%)
  Selling, general and
   administrative expenses
   - Continuity charges (2)        0.0        3.6        3.6      (a)
  Bad debt expense                27.7       35.8        8.1      23%
  Depreciation and
   amortization                   32.4       30.8       (1.6)     (5%)
                             ---------------------  ---------
Total operating costs and
 expenses                      1,105.0      954.5     (150.5)    (16%)

Operating income                  90.1       52.5       37.6      72%

Interest expense, net             17.6       18.3        0.7       4%
                             ---------------------  ---------
Earnings before income taxes      72.5       34.2       38.3      (a)

Tax provision                     26.8       12.2      (14.6)     (a)
                             ---------------------  ---------
Net income                       $45.7      $22.0      $23.7      (a)
                             =====================  =========

Weighted average shares
 outstanding:
  Basic                           40.8       39.7        1.1       3%
  Diluted                         41.6       40.2        1.4       3%

Net income per share:
  Basic                          $1.12      $0.56      $0.56      (a)
  Diluted                        $1.10      $0.55      $0.55      (a)


(1) In the fourth quarter of fiscal 2005, the Company revised its accounting for certain leasing transactions and restated its previously issued annual and interim consolidated financial statements.

(2) In the six months ended November 30, 2004, the Company recorded pre-tax charges of $3.6, or $0.06 per diluted share, primarily for severance related to staff reductions implemented in the first quarter of fiscal 2005 in connection with the prior year review by the Company of its Continuity business.

(a) Percent change not meaningful.


                        SCHOLASTIC CORPORATION
                   RESULTS OF OPERATIONS - SEGMENTS
                              (UNAUDITED)
                         (Amounts in millions)


                             -----------------------------------------
                                        THREE MONTHS ENDED
                             -----------------------------------------
                                                         Favorable/
                              11/30/05   11/30/04      (Unfavorable)
                             ---------------------  ------------------
                                       Restated (1)

Children's Book Publishing &
 Distribution
  Revenue                       $424.2     $425.0      ($0.8)      0%
  Operating profit (2)(3)         88.6       90.9       (2.3)     (3%)
                             ---------------------
  Operating margin (3)            20.9%      21.4%

Educational Publishing
  Revenue                         99.2       94.5        4.7       5%
  Operating profit                21.6       21.5        0.1       0%
                             ---------------------
  Operating margin                21.8%      22.8%

International
  Revenue                        121.4      116.2        5.2       4%
  Operating profit                12.8       19.2       (6.4)    (33%)
                             ---------------------
  Operating margin                10.5%      16.5%

Media, Licensing and
 Advertising
  Revenue                         51.9       47.6        4.3       9%
  Operating profit (3)             7.7        8.5       (0.8)     (9%)
                             ---------------------
  Operating margin (3)            14.8%      17.9%

Overhead expense                  15.4       18.2        2.8      15%
                             ---------------------  ---------

Operating profit                $115.3     $121.9      ($6.6)     (5%)
                             =====================  =========


                             -----------------------------------------
                                         SIX MONTHS ENDED
                             -----------------------------------------
                                                         Favorable/
                              11/30/05   11/30/04      (Unfavorable)
                             ---------------------  ------------------
                                       Restated (1)

Children's Book Publishing
 & Distribution
  Revenue                       $699.5     $546.8     $152.7      28%
  Operating profit (2)(3)         68.9       26.9       42.0      (a)
                             ---------------------
  Operating margin (3)             9.8%      4.9%

Educational Publishing
  Revenue                        227.5      212.7       14.8       7%
  Operating profit                49.1       43.8        5.3      12%
                             ---------------------
  Operating margin                21.6%     20.6%

International
  Revenue                        198.1      188.0       10.1       5%
  Operating profit                 7.3       16.2       (8.9)    (55%)
                             ---------------------
  Operating margin                 3.7%       8.6%

Media, Licensing and
 Advertising
  Revenue                         70.0       59.5       10.5      18%
  Operating profit (3)             2.0        2.3       (0.3)    (13%)
                             ---------------------
  Operating margin (3)             2.9%       3.9%

Overhead expense                  37.2       36.7       (0.5)     (1%)
                             ---------------------  ---------

Operating profit                 $90.1      $52.5      $37.6      72%
                             =====================  =========


(1) In the fourth quarter of fiscal 2005, the Company revised its accounting for certain leasing transactions and restated its previously issued annual and interim consolidated financial statements.

(2) Results for the six months ended November 30, 2004 include pre-tax charges of $3.6, or $0.06 per diluted share, recorded in the Children's Book Publishing and Distribution segment ("CBP&D"), primarily for severance related to staff reductions implemented in the first quarter of fiscal 2005 in connection with the prior year review by the Company of its Continuity business.

(3) In the fourth quarter of fiscal 2005, the Company reviewed the estimated Cost of goods sold related to Media, Licensing and Advertising segment ("MLA") products sold through CBP&D. The Company determined that the actual costs were lower and the gross margins higher on these products than previously allocated. Prior period inter-segment allocations were adjusted accordingly, resulting in higher gross margin in MLA with offsetting decreases in CBP&D.

(a) Percent change not meaningful.


                        SCHOLASTIC CORPORATION
                       SUPPLEMENTAL INFORMATION
                              (UNAUDITED)
                         (Amounts in millions)


                     SELECTED BALANCE SHEET ITEMS

                             -----------------------------------------
                                                        Favorable/
                              11/30/05   11/30/04     (Unfavorable)
                             ---------------------  ------------------
                                      Restated (1)

Cash and cash equivalents       $249.3      $27.1     $222.2      (a)
Accounts receivable, net         308.3      321.0      (12.7)     (4%)
Inventories                      472.3      472.7       (0.4)      0%
Lines of credit and
 short-term debt                  41.4       34.2       (7.2)    (21%)
Long-term debt                   473.5      528.5       55.0      10%
Net debt (2)                     265.6      535.6      270.0      50%
Capital lease obligations         74.9       75.0        0.1       0%
Total stockholders' equity     1,008.0      881.2      126.8      14%



                       SELECTED CASH FLOW ITEMS

                             -----------------------------------------
                                        THREE MONTHS ENDED
                             -----------------------------------------
                                                        Favorable/
                              11/30/05   11/30/04     (Unfavorable)
                             ---------------------  ------------------
                                      Restated (1)

Net cash provided by
 operating activities           $324.7     $108.2     $216.5      (a)
Additions to property,
 plant and equipment              15.3       11.7       (3.6)    (31%)
Pre-publication and
 production costs                 15.6       18.9        3.3      17%
Royalty advances                   7.6        6.9       (0.7)    (10%)
                             ---------------------  ---------
Free cash flow (use) (3)        $286.2      $70.7     $215.5      (a)
                             =====================  =========


                             -----------------------------------------
                                         SIX MONTHS ENDED
                             -----------------------------------------
                                                        Favorable/
                              11/30/05  11/30/04      (Unfavorable)
                             ---------------------  ------------------
                                      Restated (1)

Net cash provided by
 operating activities           $185.9      $31.7     $154.2      (a)
Additions to property,
 plant and equipment              30.7       21.4       (9.3)    (43%)
Pre-publication and
 production costs                 32.5       33.8        1.3       4%
Royalty advances                  14.8       14.0       (0.8)     (6%)
                             ---------------------  ---------
Free cash flow (use) (3)        $107.9     ($37.5)    $145.4      (a)
                             =====================  =========


(1) In the fourth quarter of fiscal 2005, the Company revised its accounting for certain leasing transactions and restated its previously issued annual and interim consolidated financial statements.

(2) Net debt is defined by the Company as lines of credit and short-term debt plus long-term-debt, net of cash and cash equivalents. The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company's effective leverage and financing needs.

(3) Free cash flow is defined by the Company as net cash provided by operating activities, less spending on property, plant and equipment; pre-publication and production costs; and royalty advances. The Company believes this measure, which is a non-GAAP financial measure, is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

(a) Percent change not meaningful.


    CONTACT: Scholastic Corporation

             Media: Kyle Good, 212-343-4563

             Investors: Jeffrey Mathews, 212-343-6741